                                    EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree that this Amendment No. 4 to the Schedule 13D, dated November 22, 1999, with respect to the shares of common stock, $.01 par value per share, of Frontier Adjusters of America, Inc., is, and any further amendments to such Schedule 13D signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

Dated:  November 22, 1999

                                            United Financial Adjusting Company

                                            By: /s/ Troy Huth
                                            Name: Troy Huth
                                            Title: President


                                            Netrex Holdings L.L.C.
                                            By: Netrex Corp., Manager


                                            By: /s/ Christopher S. Pascucci
                                            Name: Christopher S. Pascucci
                                            Title: President

                                            Netrex Corp.


                                            By: /s/ Christopher S. Pascucci
                                            Name: Christopher S. Pascucci
                                            Title: President


                                            Duck Pond Corp.


                                            By: /s/ Christopher S. Pascucci
                                            Name: Christopher S. Pascucci
                                            Title: President


                                            /s/ Michael C. Pascucci
                                            Michael C. Pascucci


                                            /s/ Christopher S. Pascucci
                                            Christopher S. Pascucci


                                            /s/ Ralph P. Pascucci
                                            Ralph P. Pascucci

                               Page 13 of 15 pages

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                                     Annex A


                        Directors and Executive Officers


         The following table sets forth the name, business address and present principal employment of each director and executive officer of Netrex Corp., Duck Pond Corp. and United Financial Adjusting Company. Netrex Holdings L.L.C. is managed by Netrex Corp.



                       United Financial Adjusting Company

                        Executive Officers and Directors
                             As of November 22, 1999



                                                 Principal Occupation or
                                                 Employment and Name, Principal
Directors and Executive                          Business and Address of
Officers Name and Business                       Organization in which
Addresses                      Citizenship       Employment Conducted(1)
--------------------------     -----------       ------------------------------

John M. Davis(2)               United States     Sole Director of United
                                                 Financial Adjusting Company

Troy Huth(2)                   United States     President of United Financial
President                                        Adjusting Company

Peter Cavallaro(2)             United States     General Counsel of Netrex
Secretary                                        Holdings L.L.C.
270 South Service Road
Melville, New York 11747

Jeff Harcourt(2)               United States     Treasurer of United Financial
Treasurer                                        Adjusting Company

----------------
(1) The business address of the organization in which each person's employment is conducted is the same as the person's business address.

(2) The business address of each such person is 747 Alpha Drive, Highland Heights, Ohio 44143.


                              Page 14 of 15 pages

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                                  Netrex Corp.

                        Executive Officers and Directors
                             As of November 22, 1999


                                                 Principal Occupation or
                                                 Employment and Name, Principal
                                                 Business and Address of
                                                 Organization in which
Name and Business Addresses    Citizenship       Employment Conducted(1)
---------------------------    -----------       ------------------------------

Michael C. Pascucci(2)         United States     Director of Duck Pond
Director                                         Corp.

Christopher S. Pascucci(2)     United States     Director and President of Duck
Director and President                           Pond Corp.

Ralph P. Pascucci(2)           United States     Director, Vice President,
Director, Vice President,                        Secretary and Treasurer of Duck
Secretary and Treasurer                          Pond Corp.


                                 Duck Pond Corp.

                        Executive Officers and Directors
                             As of November 22, 1999


                                                 Principal Occupation or
                                                 Employment and Name, Principal
                                                 Business and Address of
                                                 Organization in which
Name and Business Addresses    Citizenship       Employment Conducted(1)
---------------------------    -----------       ------------------------------

Michael C. Pascucci(2)         United States     Director of Duck Pond Corp.


Christopher S. Pascucci(2)     United States     Director and President of Duck
                                                 Pond Corp.


Ralph P. Pascucci(2)           United States     Director, Vice President,
                                                 Secretary and Treasurer of Duck
                                                 Pond Corp.

Charles E. Becker(2)           United States     Vice President of Duck Pond
                                                 Corp.


------------------
(1) The business address of the organization in which each person's employment is conducted is the same as the person's business address.

(2) The business address of each such person is 270 South Service Road, Melville, New York 11747.


                              Page 15 of 15 pages